UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2025

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2025, VolitionRx Limited (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (the “Underwriter”), relating to an underwritten public offering of 11,550,000 shares (the “Closing Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with accompanying common stock purchase warrants to purchase up to an aggregate of 11,550,000 shares of Common Stock (the “Closing Warrants”) at a combined offering price to the public of $0.52 per share of Common Stock and accompanying common stock warrant to purchase one share of Common Stock, including $0.01 per common stock warrant, less an underwriting commission of 7.0% (the “Offering”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to an additional 1,732,500 shares of Common Stock (the “Option Shares” and, together with the Closing Shares, the “Shares”) as well as accompanying common stock purchase warrants to purchase up to an aggregate of 1,732,500 shares of Common Stock (the “Option Warrants” and collectively with the Closing Warrants, the “Warrants”) at the same price per share and accompanying warrant. The Shares and the Warrants are referred to herein as the “Securities.”

The Warrants have an exercise price of $0.60 per share, subject to adjustment as provided for therein, are exercisable immediately and are exercisable for a period of five years from the closing of the Offering. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares underlying the Warrants to the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.  The Company also entered into a warrant agent agreement with the Company’s transfer agent, VStock Transfer LLC (the “Warrant Agent”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to the Warrant Agent’s service as warrant agent for the Warrants (the “Warrant Agent Agreement”).

The Company agreed to reimburse the Underwriter for up to $100,000 of its reasonable, necessary, and documented out-of-pocket expenses incurred in connection with the Offering, including the fees and expenses of counsel to the Underwriter.

Net proceeds to the Company from the Offering are expected to be approximately $5.4 million after deducting estimated Offering expenses payable by the Company and assuming no exercise of the Warrants. The Company intends to use the proceeds from the Offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

Pursuant to the Underwriting Agreement, the Company has also agreed to issue to the Underwriter warrants to purchase up to an aggregate 929,775 shares of common stock, or 7.0% of the number of Shares sold in the Offering, assuming the overallotment option is exercised in full (the “Underwriter Warrants”), at an exercise price of $0.63 per share. The Underwriter Warrants are in substantially the same form as the Warrants and are exercisable at any time during the period commencing six months after their issuance and expire five years after the date of the Underwriting Agreement.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (Reg. No. 333-283088) previously filed with the Securities and Exchange Commission (“SEC”) on November 8, 2024, as amended on April 11, 2025, and declared effective by the SEC on April 18, 2025, as well as a prospectus supplement thereunder.

Certain directors and officers agreed to purchase an aggregate of 254,229 shares and accompanying warrants in the Offering on the same terms offered to the public. The Offering closed on October 14, 2025.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The Underwriting Agreement, form of Closing Warrant, form of Underwriter Warrant and form of Warrant Agent Agreement are filed as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”). The foregoing descriptions of the terms of the Underwriting Agreement, Closing Warrant, Underwriter Warrant, and Warrant Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are incorporated herein by reference. A copy of the opinion of Stradling Yocca Carlson & Rauth LLP relating to the legality of the issuance and sale of the Securities, and the shares of common stock issuable upon exercise of the respective warrants in the Offering is filed as Exhibit 5.1 to this Current Report.

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Item 2.02 Results of Operations and Financial Condition.

On October 10, 2025, the Company disclosed in a prospectus supplement relating to the Offering that, as of September 30, 2025, the Company estimates that it had approximately $0.3 million in cash and cash equivalents. The estimated cash and cash equivalents amount is preliminary and unaudited, represents management’s estimate as of October 10, 2025, is subject to completion of the Company’s financial closing procedures for the three months ended September 30, 2025, and does not present all necessary information for a complete understanding of the Company’s financial condition as of September 30, 2025, or its results of operations for the three months ended September 30, 2025. The actual financial results may differ materially from the preliminary estimated financial information.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On October 9, 2025 and October 10, 2025, the Company issued a press release announcing the launch and pricing of the Offering, respectively. Copies of the launch and pricing press releases are furnished hereto as Exhibits 99.1 and 99.2, respectively.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected completion of the Offering, expected proceeds of the Offering and the use of proceeds of the Offering, the issuance of the Closing Warrants and Underwriter Warrants in connection with the Offering and the exercise thereof, and the Company’s estimated financial results are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and the prospectus supplement related to the Offering. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 10, 2025, by and between VolitionRx Limited and Newbridge Securities Corporation
4.1	Form of Closing Warrant
4.2	Form of Underwriter Warrant
4.3	Warrant Agent Agreement, dated October 14, 2025, by and between VolitionRx Limited and VStock Transfer, LLC
5.1	Opinion of Stradling, Yocca, Carlson & Rauth LLP
23.1	Consent of Stradling, Yocca, Carlson & Rauth LLP (contained in Exhibit 5.1)
99.1*	Launch Press Release, dated October 9, 2025
99.2*	Pricing Press Release, dated October 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibit is being furnished and shall not be deemed "filed"

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: October 14, 2025	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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